EXHIBIT 21.1
PRGX GLOBAL, INC.
SUBSIDIARIES
As of December 31, 2009

Company	Jurisdiction of Organization
PRGX USA, Inc.	Georgia
PRGX Asia, Inc.	Georgia
PRGX Australia, Inc.	Georgia
PRGX Belgium, Inc.	Georgia
PRGX Canada, LLC	Georgia
PRGX Costa Rica, Inc.	Georgia
PRGX New Zealand, Inc.	Georgia
PRGX Netherlands, Inc.	Georgia
PRGX Mexico, Inc.	Georgia
PRGX France, Inc.	Georgia
PRGX Germany, Inc.	Georgia
PRGX South Africa, Inc.	Georgia
PRGX Switzerland, Inc.	Georgia
PRGX Italy, Inc.	Georgia
PRGX Spain, Inc.	Georgia
PRGX Portugal, Inc.	Georgia
PRG International, Inc.	Georgia
PRG USA, Inc.	Georgia
PRGX Scandinavia, Inc.	Georgia
PRGX Japan, Inc.	Georgia
PRGX Puerto Rico, Inc.	Georgia
PRGX Chile, Inc.	Georgia
PRGX Europe, Inc.	Georgia
PRGX Brasil, LLC	Georgia
The Profit Recovery Group Holdings Mexico, S de RL de CV	Mexico
The Profit Recovery Group Servicios Mexico S de RL de CV	Mexico
The Profit Recovery Group de Mexico S de RL de CV	Mexico
The Profit Recovery Group Argentina S.A.	Argentina
Profit Recovery Brasil Ltda.	Brazil
PRG-Schultz International PTE LTD	Singapore
PRG-Schultz Suzhou’ Co Ltd.	China
PRG-Schultz CR s.r.o.	Czech Republic
PRGFS, Inc.	Delaware
PRGX Texas, Inc.	Texas
Meridian Corporation Limited	Jersey (Channel Islands)
PRGX UK Holdings Ltd	United Kingdom
PRG-Schultz Ireland LTD	Ireland
PRGX UK Ltd	United Kingdom
PRGX Canada Corp.	Canada
PRG-Schultz (Deutschland) GmbH	Germany

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Company	Jurisdiction of Organization
PRG-Schultz Nederland B.V.	Netherlands
PRG-Schultz Italia SRL	Italy
PRG-Schultz Puerto Rico	Puerto Rico
PRG-Schultz Peru S.R.L.	Peru
PRG-Schultz Colombia Ltda.	Columbia
PRG-Schultz Svenska AB	Sweden
PRG-Schultz Venezuela S. R. L.	Venezuela
PRG-Schultz Polska Sp. z o.o	Poland
Howard Schultz & Associates (Asia) Limited	Hong Kong
HS&A International PTE LTD	Singapore
PRG-Schultz (Thailand) Limited	Thailand
Howard Schultz de Mexico, S.A. de C.V.	Mexico
PRGDS, LLC	Georgia
PRGTS, LLC	Georgia

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